Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus dated December 18, 2025

Relating to the Prospectus Supplement dated December 9, 2025

Registration File No. 333-290252

Strive, Inc. (the “Company”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a base prospectus) and a prospectus supplement to the base prospectus for the offering to which this communication relates. Before you invest, you should read the prospectus supplement to the base prospectus and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strive.com.

Text of social media post: “’Tis the season of yielding.” including the following audio and graphics:

Character 1: “I finally orange pilled my mom.”

Character 2: “Yield, yield, yield!”

Character 3: “Santa?”

Character 4: “Santa Claus?”

Character 5: “No, SATA Claus.”

Character 6: “SATA Claus.”

Character 2: “It’s the season of yielding.”

Narrator: “Every month can feel like Christmas with SATA. Strive’s perpetual preferred that pays 12.25% annualized.”